Exhibit 10.8

Second Amendment to Senior Advisor Agreement

This amendment (the “Second Amendment”) to the Senior Advisor Agreement by and between Brad Miles (“Miles”) and Lightlake Therapeutics Inc. (the “Company”) dated January 22, 2013 and amended on February 24, 2015 (collectively, the “Agreement”), is entered into on March 19, 2015, and hereby amends the terms of the Agreement.

WHEREAS Miles is a Senior Advisor to the Company;

WHEREAS the Company has requested that Miles provide the Services (as defined in the Agreement) and additional Services;

WHEREAS Miles has received compensation deemed by the Company to be inadequate to retain Miles as a Senior Advisor;

WHEREAS the Company seeks to retain Miles as a Senior Advisor; and

WHEREAS the Company seeks to provide Miles with additional incentive to remain a Senior Advisor and perform the Services and additional Services;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby mutually agree to this Second Amendment as follows:

1)	Miles shall provide the Company with the Services and additional Services through December 31, 2016, unless the Agreement is terminated as per the terms of the Agreement.

2)	The Company shall grant Miles options (the “Options”) to purchase 80,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). 48,000 of the Options shall have an exercise price of $10.00. 32,000 of the Options shall have an exercise price of $15.00. All of the Options shall contain a cashless exercise provision. All of the Options shall contain standard adjustment provisions with respect to stock splits, recapitalizations, change of control and fundamental transactions but shall not contain any anti-dilution or price protection. All of the Options shall have a five-year life from their date of grant and be non-transferable. The Options shall fully vest on their grant date. All of the Options shall be in such form as attached hereto as Exhibit A. All of the Options shall be exercised as per a notice in such form as attached hereto as Exhibit B, which notice shall be mailed to the Company’s then current official address listed in securities filings and also be sent to and received by both Company email addresses set forth at the bottom of this Second Amendment. Upon the exercise of the Options, the fair market value per share of Common Stock shall be equal to the closing price of the Common Stock on the day prior to such exercise.

3)	The Company shall grant Miles warrants (the “Warrants”) to purchase 45,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the Warrants shall have an exercise price of $10.00. All of the Warrants shall be exercisable for cash and none of the Warrants shall contain a cashless exercise provision. All of the Warrants shall contain standard adjustment provisions with respect to stock splits, recapitalizations, change of control and fundamental transactions but shall not contain any anti-dilution or price protection. All of the Warrants shall have a five-year life from their date of grant and be transferable so long as any such transfer(s) comply with applicable laws and regulations. All of the Warrants shall fully vest on their grant date. All of the Warrants shall be in such form as attached hereto as Exhibit C. All of the Warrants shall be exercised as per a notice in such form as attached hereto as Exhibit D, which notice shall be mailed to the Company’s then current official address listed in securities filings and also be sent to and received by both Company email addresses set forth at the bottom of this Second Amendment. Upon the exercise of the Warrants, the fair market value per share of Common Stock shall be equal to the closing price of the Common Stock on the day prior to such exercise.

4)	All compensation granted to Miles herein shall be in addition to compensation previously granted by the Company to Miles. No other compensation shall be owed to or due to Miles unless set forth in the Agreement or in a prior agreement executed in writing between the Company and Miles.

5)	This Second Amendment, together with any other documents incorporated herein by reference, including the Agreement, and related exhibits and schedules, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

6)	The Agreement, as amended by this Second Amendment, may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to the Agreement or, in the case of waiver, by the party or parties waiving compliance.

7)	This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule. Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in New York in any legal suit, action or proceeding arising out of or based upon this Second Amendment or the Services and/or compensation provided hereunder.

8)	If any term or provision of this Second Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Second Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction

9)	This Second Amendment may be executed in multiple counterparts and by facsimile signature or by email of a PDF document, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the parties have executed this Second Amendment this 19th day of March 2015.

LIGHTLAKE THERAPEUTICS INC.

BY: /s/ Kevin Pollack

Name: Kevin Pollack

Title: CFO

Address: 445 Park Avenue, 9th Floor, New York, NY 10022

Email Addresses (for electronic Notice): Both kevin.pollack@lightlaketherapeutics.com and roger.crystal@lightlaketherapeutics.com

BRAD MILES

/s/ Brad Miles

Federal Tax Id. No./Social Security No.: N/A

Email Address (for electronic Notice):

Address: 117 Sandcherry Court, Pickering, Ontario Canada, L1V 6V8

Phone Number: 905-509-2372

EXHIBIT A – Stock Option Grant

Dear Brad Miles (the “Option Holder”),

As per the Agreement dated January 22, 2013, as amended, between Lightlake Therapeutics Inc. (the “Company”) and you, you have been granted options (the “Options”) to purchase common stock (the “Common Stock”) of the Company (with each share of Common Stock of the Company, a “Share”) as follows:

Date of Grant:	March 19, 2015

Exercise Price per Share:	US$10.00 / US$15.00

Total Number of Shares Granted:	48,000 / 32,000

Total Exercise Price:	Cashless exercise

Type of Options:	Non-Qualified Stock Options

Expiration Date:	March 18, 2020

Termination Period:	These Options may be exercised for a period of five (5) years from the Date of Grant. You are responsible for keeping track of this exercise period. The Company will not provide further notice of such period.

Transferability:	These Options may not be transferred, except as permitted by applicable laws and regulations.

Restriction on Exercise:	Your ability to exercise these Options is contingent on your and your officers, agents, and representatives keeping confidential information shared with you and your officers, agents, and representatives confidential and complying with all applicable laws and regulations.

Vesting:	100% on the Date of Grant

Following receipt by the Company of evidence and/or an indemnity from you to the Company in a form reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of these Options or any certificates for representing the Shares underlying these Options and, in the event of mutilation, following the surrender and cancellation of such Options or stock certificate, the Company shall make and deliver replacement Options or stock certificate of like tenor and dated as of such cancellation, in lieu of these Options or stock certificate, without any charge therefor.  Any such replacement Options or stock certificates shall be subject to the same terms, conditions, and restrictions as these Options and any Shares underlying these Options. Proportionate adjustments shall automatically be made to both the Exercise Price and number of these Options in the event of a stock split, recapitalization, change of control and fundamental transaction. Upon the exercise of these Options, the fair market value per Share shall be equal to the closing price of the Shares on the day prior to such exercise.

Exercise of these Options shall occur by your: (i) surrendering the exercised Options at the then current official address listed in securities filings of the Company together with a properly completed and signed Notice of Exercise of Stock Option (as per Exhibit B), and (ii) providing via email a readable .pdf or scan of all of the documentation set forth in (i) to the following email addresses: roger.crystal@lightlaketherapeutics.com and kevin.pollack@lightlaketherapeutics.com.

By your signature and the signature of the Company’s representative below, you and the Company agree to the terms of these Options.

Brad Miles	LIGHTLAKE THERAPEUTICS INC.

Name:

Title:

EXHIBIT B – Form of Notice of Exercise of Stock Option

Ladies and Gentlemen:

This letter constitutes an unconditional and irrevocable notice that I hereby exercise the stock option(s) granted to me by Lightlake Therapeutics Inc., a Nevada corporation (the “Company”) on _______________ at a fair market value of US$ ______ per share (equal to the closing price of the shares of common stock of the Company on the day prior to this exercise). Pursuant to the terms of such option(s), I wish to purchase _______________ shares of the common stock covered by such option(s) at the exercise price(s) of US$ ______ per share via cashless exercise.

These shares should be delivered as follows:

Name:

Address:

Tax ID #:

I represent that I will not dispose of such shares in any manner that would involve a violation of applicable securities laws.

Dated:	By:

Name:

EXHIBIT C – Warrant Grant

Dear Brad Miles (the “Warrant Holder”),

As per the Agreement dated January 22, 2013, as amended, between Lightlake Therapeutics Inc. (the “Company”) and you, you have been granted warrants (the “Warrants”) to purchase common stock (the “Common Stock”) of the Company (with each share of Common Stock of the Company, a “Share”) as follows:

Date of Grant:	March 19, 2015

Exercise Price per Share:	US$10.00

Total Number of Shares Granted:	45,000

Type of Options:	Non-Qualified Stock Options

Expiration Date:	March 18, 2020

Termination Period:	These Options may be exercised for a period of five (5) years from the Date of Grant. You are responsible for keeping track of this exercise period. The Company will not provide further notice of such period.

Transferability:	These Warrants may be transferred, except as prohibited by applicable laws and regulations.

Restriction on Exercise:	Your ability to exercise these Options is contingent on your and your officers, agents, and representatives keeping confidential information shared with you and your officers, agents, and representatives confidential and complying with all applicable laws and regulations.

Vesting:	100% on the Date of Grant

These Warrants may only be exercised for cash.

Following receipt by the Company of evidence and/or an indemnity from you to the Company in a form reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of these Warrants or any certificates for representing the Shares underlying these Warrants and, in the event of mutilation, following the surrender and cancellation of such Warrants or stock certificate, the Company shall make and deliver replacement Warrants or stock certificate of like tenor and dated as of such cancellation, in lieu of these Warrants or stock certificate, without any charge therefor.  Any such replacement Warrants or stock certificates shall be subject to the same terms, conditions, and restrictions as these Warrants and any Shares underlying these Warrants. Proportionate adjustments shall automatically be made to both the Exercise Price and number of these Warrants in the event of a stock split, recapitalization, change of control and fundamental transaction. Upon the exercise of these Warrants, the fair market value per Share shall be equal to the closing price of the Shares on the day prior to such exercise.

Exercise of these Warrants shall occur by your: (i) surrendering the exercised Warrants at the then current official address listed in securities filings of the Company together with a properly completed and signed Notice of Exercise of Stock Warrant (as per Exhibit D), (ii) paying the proper amount of cash to the Company, and (iii) providing via email a readable .pdf or scan of all of the documentation set forth in (i) and (ii) to the following email addresses: roger.crystal@lightlaketherapeutics.com and kevin.pollack@lightlaketherapeutics.com.

By your signature and the signature of the Company’s representative below, you and the Company agree to the terms of these Warrants.

Brad Miles	LIGHTLAKE THERAPEUTICS INC.

Name:

Title:

EXHIBIT D

Form of Notice of Exercise of Warrant

Ladies and Gentlemen:

This letter constitutes an unconditional and irrevocable notice that I hereby exercise the warrant(s) granted to me by Lightlake Therapeutics Inc., a Nevada corporation (the “Company”) on _______________ at a fair market value of US$ ______ per share. Pursuant to the terms of such warrant(s), I wish to purchase _______________ shares of the common stock covered by such warrant(s) at the exercise price(s) of US$ ______ per share via cash exercise, for a total aggregate purchase price of US$_______________, which I agree to promptly provide to the Company.

These shares should be delivered as follows:

Name:

Address:

Tax ID #:

I represent that I will not dispose of such shares in any manner that would involve a violation of applicable securities laws.

Dated:	By:

Name: